SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2003

METRO-GOLDWYN-MAYER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13481	95-4605850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10250 Constellation Boulevard, Los Angeles, CA 90067-6241

(Address of Principal Executive Offices) (Zip Code)

(310) 449-3000

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report.)

Item 2.    Acquisition or Disposition of Assets

On July 18, 2003, Metro-Goldwyn-Mayer Inc. (“MGM”) and Cablevision Systems Corporation (“Cablevision”) and certain of their respective affiliates closed the transaction pursuant to which MGM agreed to sell and Cablevision agreed to purchase (i) MGM’s 20% interest in American Movie Classics Company, a New York general partnership, which is the owner of the programming channels American Movie Classics and WE: Women’s Entertainment and (ii) MGM’s 20% interest in The Independent Film Channel LLC, a Delaware limited liability company, which is the owner of the programming channel The Independent Film Channel. The transaction was consummated pursuant to that certain Purchase Agreement, dated June 27, 2003, among MGM, Cablevision and these affiliates, which was filed as Exhibit 2.1 to MGM’s Current Report on Form 8-K/A (Amendment No. 1) filed by MGM on July 15, 2003. On July 18, 2003, MGM issued a press release regarding the closing of the transaction. A copy of this press release is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(a)	Not applicable.

(b)	Pro Forma Financial Information.

(i)	Note: To be filed by amendment.

(c)	Exhibits:

2.1	Press Release dated July 18, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO-GOLDWYN-MAYER INC.

Date: July 18, 2003	By:	/s/ JAY RAKOW
	Name: Title:	Jay Rakow Senior Executive Vice President and General Counsel